FOURTH QUARTER AND FULL YEAR 2023 EARNINGS PRESENTATION February 28, 2024 1 JanusIntl.com

2 FORWARD-LOOKING STATEMENTS Certain statements in this communication, including the estimated guidance provided under “2024 Financial Guidance” and under “Reaffirmed Long Term Strategic Outlook” herein, may be considered “forward- looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this communication are forward-looking statements, including, but not limited to statements regarding Janus’s belief regarding the demand outlook for Janus’s products and the strength of the industrials markets. When used in this communication, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions, as they relate to the management team, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Janus’s management, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. In addition to factors previously disclosed in Janus’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks of the self-storage industry; (ii) the highly competitive nature of the self-storage industry and Janus’s ability to compete therein; (iii) litigation, complaints, and/or adverse publicity; (iv) cyber incidents or directed attacks that could result in information theft, data corruption, operational disruption and/or financial loss; and (v) the risk that the demand outlook for Janus’s products may not be as strong as anticipated. There can be no assurance that the events, results, trends or guidance regarding financial outlook identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Janus is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Janus and is not intended to form the basis of an investment decision in Janus. All subsequent written and oral forward-looking statements concerning Janus or other matters and attributable to Janus or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and under the heading “Risk Factors” in Janus’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as updated from time to time in amendments and its subsequent filings with the SEC. NON-GAAP FINANCIAL MEASURES Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures used by Janus to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, Janus believes Adjusted EBITDA and Adjusted Net Income provide useful information to investors and others in understanding and evaluating Janus’s operating results in the same manner as its management and board of directors and in comparison with Janus’s peer group companies. In addition, Adjusted EBITDA and Adjusted Net Income provide useful measures for period-to-period comparisons of Janus’s business, as they remove the effect of certain non-recurring events and other non-recurring charges, such as acquisitions, and certain variable or non-recurring charges. Adjusted EBITDA is defined as net income excluding interest expense, income taxes, depreciation expense, amortization, and other non-operational, non-recurring items. Adjusted Net Income is defined as net income plus the corresponding tax-adjusted add-backs shown in the Adjusted EBITDA reconciliation. Please note that the Company has not provided the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, for the Adjusted EBITDA forward-looking guidance for 2024 included in this communication in reliance on the "unreasonable efforts" exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. Providing the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, cannot be done without unreasonable effort due to the inherent uncertainty and difficulty in predicting certain non-cash, material and/or non-recurring expenses or benefits, legal settlements or other matters, and certain tax positions. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company's control, the Company is also unable to predict their probable significance. The variability of these items could have an unpredictable, and potentially significant, impact on our future GAAP financial results. Adjusted EBITDA and Adjusted Net Income should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA and Adjusted Net Income rather than net income (loss), which is the nearest GAAP equivalent of Adjusted EBITDA and Adjusted Net Income. These limitations include that the non-GAAP financial measures: exclude depreciation and amortization, and although these are non-cash expenses, the assets being depreciated may be replaced in the future; do not reflect interest expense, or the cash requirements necessary to service interest on debt, which reduces cash available; do not reflect the provision for or benefit from income tax that may result in payments that reduce cash available; exclude non- recurring items (i.e., the extinguishment of debt); and may not be comparable to similar non-GAAP financial measures used by other companies, because the expenses and other items that Janus excludes in the calculation of these non-GAAP financial measures may differ from the expenses and other items, if any, that other companies may exclude from these non-GAAP financial measures when they report their operating results. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP.

3 AGENDA Ramey Jackson Chief Executive Officer Business Overview & Market Update Anselm Wong Chief Financial Officer 2023 Financial Overview & 2024 Guidance

Full Year 2023 Highlights and Milestones

- Solid 4.6% organic revenue growth
  - Total Self-Storage up 13.2%
    - New Construction up 22.1%, Restore, Rebuild & Replace ("R3") up 4.3%
  - Commercial & Other down 10.2%
- Robust Adjusted EBITDA[1] growth of 25.9% to $285.6 million; Delivered Adjusted EBITDA margin of 26.8%, an increase of ~450 basis points vs. 2022
- Substantial free cash flow[2] generation of $196.0 million; 2023 free cash flow conversion of Adjusted Net Income[1] of 142%
- Net leverage ratio[3] of 1.6x - down 1.2x from year-end 2022
- **Nokē Smart Entry System total installed units increased 66.3% to 276,000**
- **Migrated Nokē back end software infrastructure to Amazon Web Services to prepare for** accelerated growth
- Clearlake fully exited their share position, removing overhang and increasing float
- Subsequent to year-end announced $100M share repurchase program



2023 Revenue Mix
Self-Storage Mix: 68.4%
31.6%
37.0%
31.4%
New Construction
Restore, Rebuild & Replace (R3)
Commercial & Other

1. Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS are not financial measures determined in accordance with GAAP. For a definition of these metrics and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please see the company's latest filings with the SEC as well as the appendix of this presentation starting on slide 15.
2. Free cash flow is not a financial measure determined in accordance with GAAP. For a definition of this metric and reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please see the company's latest filings with the SEC as well as the appendix of this presentation starting on slide 15.
3. Net leverage is not a financial measure determined in accordance with GAAP. It is defined as (total debt – cash and cash equivalents)/TTM adjusted EBITDA.

JANUS INTERNATIONAL GROUP
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5 Adj. EBITDA1 $285.6M 25.9% increase 26.8% margin Revenue $1,066.4M 4.6% increase 13.2% increase in Self-Storage3 Adjusted EPS1 $0.94 Adjusted Net Income1 of $138.4M Operating Cash Flow $215.0M FCF2 of $196.0M Full-Year 2023 Results Overview Building on our Track Record of Execution and Growth 1. Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS are not financial measures determined in accordance with GAAP. For a definition of these metrics and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please see the company’s latest filings with the SEC as well as the appendix of this presentation starting on slide 15. 2. Free cash flow is not a financial measure determined in accordance with GAAP. For a definition of this metric and reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please see the company’s latest filings with the SEC as well as the appendix of this presentation starting on slide 15. 3. Self -Storage revenues is defined as the combination of New Construction and R3 Revenues.

6 Adj. EBITDA1 $74.3M 8.9% increase 28.2% margin Revenue $263.7M 5.7% decrease 2.5% increase in Self-Storage3 Adjusted EPS1 $0.24 Adjusted Net Income1 of $35.9M Operating Cash Flow $68.5M FCF2 of $63.0M Q4 2023 Results Overview Continued Solid Financial Performance 1. Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS are not financial measures determined in accordance with GAAP. For a definition of these metrics and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please see the company’s latest filings with the SEC as well as the appendix of this presentation starting on slide 15. 2. Free cash flow is not a financial measure determined in accordance with GAAP. For a definition of this metric and reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please see the company’s latest filings with the SEC as well as the appendix of this presentation starting on slide 15. 3. Self -Storage revenues is defined as the combination of New Construction and R3 Revenues.

7 Building on Record of High Return Capital Allocation Strong cash flow profile, financial flexibility, disciplined capital deployment Free Cash Conversion of Adjusted Net Income1 142% for Full Year 2023 Solid Balance Sheet 2.0x-3.0x Net Leverage Target2 Net Debt/Adj. EBITDA of 1.6X at Year-End 2023 Liquidity of $296.7M at YE 2023 Invest in Growth Acquisitions Focus on core business and strategic adjacencies Maintain discipline across all capital allocation opportunities Financial Flexibility Share Repurchases And other actions to optimize capital structure and returns Value-enhancing initiatives 1. Free cash flow is not a financial measure determined in accordance with GAAP. For a definition of this metric and reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please see the company’s latest filings with the SEC as well as the appendix of this presentation starting on slide 15. 2. Net leverage is not a financial measure determined in accordance with GAAP. It is defined as (total debt – cash and cash equivalents)/TTM adjusted EBITDA.

8 2024 Guidance FULL YEAR 2024 Guidance Revenue $1.092B to $1.125B 4.0% increase at midpoint Adjusted EBITDA1 $286M to $310M 4.3% increase at midpoint • Initiating full year guidance for Revenue and Adjusted EBITDA • Outlook reflects current backlog and pipeline, and continued benefit of commercial actions and productivity initiatives Building on Established Momentum to Deliver Another Year of Record Results 1. Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS are not financial measures determined in accordance with GAAP. For a definition of these metrics and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please see the company’s latest filings with the SEC as well as the appendix of this presentation starting on slide 15.

9 • Financial ◦ Solid 2023 results including Adjusted EBITDA1 margin of 26.8%, up ~450 bps from 2022 and Adjusted Net Income1 growth of 26.6% ◦ Continued strong cash generation with 2023 free cash flow conversion of Adjusted Net Income2 of 142% • Operations ◦ Migrated Nokē back end software infrastructure to Amazon Web Services to prepare for accelerated growth ◦ Nokē Smart Entry System total installed units growth of 66.3% to 276,000 ◦ Opened new manufacturing facility in Poland, software and professional services center in Atlanta • Capital Allocation ◦ Net leverage ratio3 of 1.6x - down 1.2x from year-end 2022 ◦ Potential M&A pipeline remains strong ◦ Subsequent to year-end announced $100M share repurchase program • Governance ◦ Clearlake fully exited their share position, removing overhang and increasing float ◦ Cleared all material weaknesses in internal controls ◦ Subsequent to year-end appointed three new independent board members to further strengthen and diversify the board 2023 Accomplishments 1. Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS are not financial measures determined in accordance with GAAP. For a definition of these metrics and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please see the company’s latest filings with the SEC as well as the appendix of this presentation starting on slide 15. 2. Free cash flow is not a financial measure determined in accordance with GAAP. For a definition of this metric and reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please see the company’s latest filings with the SEC as well as the appendix of this presentation starting on slide 15. 3. Net leverage is not a financial measure determined in accordance with GAAP. It is defined as (total debt – cash and cash equivalents)/TTM adjusted EBITDA.

10 REAFFIRMED LONG-TERM STRATEGIC OUTLOOK

11 Strong Fundamentals In All Sales Channels Commercial & Other New Construction Restore, Rebuild & Replace (R3) Benefiting from Unique Convergence of Structural Tailwinds High Occupancy Rates • Currently > 90% • Historical ~ 85% Well-Capitalized Owners • REITs • Institutional investors Age of Existing Facilities • Average facility > 20 years old Rise of eCommerce • Need for Warehousing and Distribution Centers Greater Use = Shorter Life = More Frequent Replacement Opportunities in Adjacent Markets Consolidation • Self-Storage M&A • 3rd party managed facilities Self-Storage Market Structural demand drivers for self storage are not dependent on market, mainly arising from the “6 Ds” Growing Small Business Use • Dislocation • Divorce • Decluttering • Disaster • Death • Distribution

12 Growth in New Construction and R3 fueled by self-storage demand Increasing market share in Commercial with an expanded suite of offerings Continuing to drive innovation and adoption of Nokē Smart Entry System Continuously evolving portfolio with innovative solutions, energized by customer needs Strategically moving into adjacent, synergistic categories, and new geographies Multiple Levers to Drive Long-Term Growth

13 Highly Successful M&A Strategy with Significant Opportunity for Continued Growth Proven Track Record of Successful M&A Over 150 Potential Targets in M&A Pipeline • Management has a proven track record identifying, executing and integrating acquisitions to support strategic growth • Formalized corporate development functions • Highly accretive strategy focuses on the following priorities: – Portfolio diversification into logical adjacencies – Geographic expansion and Highly Accretive Bolt on Acquisitions – Technological innovation in both Software and Hardware Highlights of M&A Activity Since 2016 Nine acquisitions completed since 2016 with a healthy and diverse pipeline of potential targets focused on strategic growth Technology & Transformative Adjacent & Bolt-On Janus Revenue $1.1B AREAS OF FOCUS Self-Storage Interiors Warehousing Systems Commercial / Loading Docks Technology / Wireless Solutions Service and Preventative Maintenance Australasia Australia G&M Stor-More

14 Long-Term Targets Executing Against the Plan for Significant Value Creation ■ Expand industry-leading position in well-structured market ■ Deliver strong growth across all three sales channels and expand adoption of Nokē Remote Access ■ Drive robust EBITDA1 margins and grow suite of higher margin solutions offerings ■ Continue to deliver solid free cash flow generation ■ Execute value-accretive acquisitions Annual Organic Revenue Growth 4% - 6% EBITDA Margin 25% - 27% Net Leverage3 2.0x – 3.0x Free Cash Flow Conversion2 75%-100% 1. Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS are not financial measures determined in accordance with GAAP. For a definition of these metrics and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please see the company’s latest filings with the SEC as well as the appendix of this presentation starting on slide 15. 2. Free cash flow is not a financial measure determined in accordance with GAAP. For a definition of this metric and reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please see the company’s latest filings with the SEC as well as the appendix of this presentation starting on slide 15. 3. Net leverage is not a financial measure determined in accordance with GAAP. It is defined as (total debt – cash and cash equivalents)/TTM adjusted EBITDA.

15 Appendix

Adjusted EBITDA Reconciliation*

(dollar amounts in millions)	Three Months Ended		Variance	
	December 30, 2023	December 31, 2022	$	%
Net Income	$ 35.8	$ 32.7	$ 3.1	9.5 %
Interest expense	14.7	13.4	1.3	9.7 %
Income taxes	13.4	12.6	0.8	6.3 %
Depreciation	2.7	2.1	0.6	28.6 %
Amortization	7.5	7.4	0.1	1.4 %
EBITDA	$ 74.1	$ 68.2	$ 5.9	8.7 %
Restructuring charges(3)	0.2	—	0.2	100.0 %
Adjusted EBITDA	$ 74.3	$ 68.2	$ 6.1	8.9 %

(dollar amounts in millions)	Year Ended		Variance	
	December 30, 2023	December 31, 2022	$	%
Net Income	$ 135.7	$ 107.7	$ 28.0	26.0 %
Interest expense	60.0	42.0	18.0	42.9 %
Income taxes	47.1	37.6	9.5	25.3 %
Depreciation	9.3	7.9	1.4	17.7 %
Amortization	29.8	29.7	0.1	0.3 %
EBITDA	$ 281.9	$ 224.9	$ 57.0	25.3 %
Loss on extinguishment and modification of debt(1)	3.9	—	3.9	100.0 %
COVID-19 related expenses(2)	—	0.1	(0.1)	(100.0) %
Restructuring charges(3)	1.2	1.1	0.1	9.1 %
Acquisition expense(4)	(1.4)	0.8	(2.2)	(275.0) %
Adjusted EBITDA	$ 285.6	$ 226.9	$ 58.7	25.9 %

1. Adjustment for loss on extinguishment and modification of debt regarding the write off of unamortized fees and third-party fees as a result of the debt modification completed in August 2023.
2. Adjustment consists of signage, cleaning and supplies to maintain work environments necessary to adhere to CDC guidelines during the COVID-19 pandemic.
3. Adjustments consist of the following: 1) facility relocations, and 2) severance and hiring costs associated with our strategic transformation, including executive leadership team changes, strategic business assessment and transformation projects.
4. Income or expenses related to the transition services agreement and legal settlement for an acquisition.

*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

JANUS INTERNATIONAL GROUP

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17 Non-GAAP Adjusted Net Income Reconciliation* Three Months Ended (dollar amounts in millions) December 30, 2023 December 31, 2022 Net Income $ 35.8 $ 32.7 Net Income Adjustments(1) 0.2 — Tax Effect Non-GAAP on Net Income Adjustments(2) (0.1) — Non-GAAP Adjusted Net Income $ 35.9 $ 32.7 1. Refer to SEC public filings for detailed breakout. This amount reconciles to the EBITDA Adjustments/Non-GAAP Adjustments in the Reconciliation of Net Income to Adjusted EBITDA table above. 2. Tax effected for the net income adjustments. Used effective tax rates 27.2% and 27.8% for the three months ended December 30, 2023 and December 31, 2022, respectively, and 25.8% and 25.9% for the years ended December 30, 2023 and December 31, 2022, respectively. Year Ended (dollar amounts in millions) December 30, 2023 December 31, 2022 Net Income $ 135.7 $ 107.7 Net Income Adjustments(1) 3.7 2.0 Tax Effect Non-GAAP on Net Income Adjustments(2) (1.0) (0.5) Non-GAAP Adjusted Net Income $ 138.4 $ 109.2 *Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

18 Non-GAAP Adjusted EPS* Three Months Ended (dollar amounts in millions) December 30, 2023 December 31, 2022 Numerator: GAAP Net Income $ 35.8 $ 32.7 Non-GAAP Adjusted Net Income $ 35.9 $ 32.7 Denominator: Weighted average number of shares: Basic 146,831,705 146,647,897 Adjustment for Dilutive Securities 178,604 229,038 Diluted 147,010,309 146,876,935 GAAP Basic EPS $ 0.24 $ 0.22 GAAP Diluted EPS $ 0.24 $ 0.22 Non-GAAP Adjusted Basic EPS $ 0.24 $ 0.22 Non-GAAP Adjusted Diluted EPS $ 0.24 $ 0.22 Year Ended (dollar amounts in millions) December 30, 2023 December 31, 2022 Numerator: GAAP Net Income $ 135.7 $ 107.7 Non-GAAP Adjusted Net Income $ 138.4 $ 109.2 Denominator: Weighted average number of shares: Basic 146,782,101 146,606,197 Adjustment for Dilutive Securities 99,956 116,669 Diluted 146,882,057 146,722,866 GAAP Basic EPS $ 0.92 $ 0.73 GAAP Diluted EPS $ 0.92 $ 0.73 Non-GAAP Adjusted Basic EPS $ 0.94 $ 0.74 Non-GAAP Adjusted Diluted EPS $ 0.94 $ 0.74 *Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

19 Free Cash Flow Conversion* Year Ended (dollar amounts in millions) December 30, 2023 December 31, 2022 Cash flow from operating activities $ 215.0 $ 88.5 Less: capital expenditure (19.0) (8.8) Free cash flow $ 196.0 $ 79.7 Non-GAAP Adjusted Net Income $ 138.4 $ 109.2 Free cash flow conversion of Non-GAAP Adjusted Net Income 142% 73 % Three Months Ended (dollar amounts in millions) December 30, 2023 December 31, 2022 Cash flow from operating activities $ 68.5 $ 25.9 Less: capital expenditure (5.5) (1.0) Free cash flow $ 63.0 $ 24.9 Non-GAAP Adjusted Net Income $ 35.9 $ 32.7 Free cash flow conversion of Non-GAAP Adjusted Net Income 175% 76% *Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.